================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): January 22, 2007

                              JACUZZI BRANDS, INC.
                            (Exact name of registrant
                            as specified in charter)


            Delaware                  1-14557               22-3568449
  (State or other jurisdiction      (Commission           (IRS Employer
        of incorporation)           File Number)         Identification No.)

     777 S. Flagler Drive, West Tower, Suite 1100, West Palm Beach, FL 33401
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (561) 514-3838

                                 Not Applicable
          (Former name or former address, if changed since last report)

                               ------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

================================================================================

Section 1 - Registrant's Business and Operations

   Item 1.01  Entry into a Material Definitive Agreement

     As more fully described under Item 8.01 below, Jacuzzi Brands, Inc. (the "Company") and the Company's directors and the other defendants have agreed in principle to settle four putative stockholder class action lawsuits related to the Agreement and Plan of Merger, dated as of October 11, 2006 (the "Merger Agreement"), by and among the Company, Jupiter Acquisition, LLC ("Parent") and Jupiter Merger Sub, Inc. ("Merger Sub"), pursuant to which Merger Sub would merge with and into the Company, (the "Merger"). As part of the agreement in principle to settle these lawsuits, which is subject to court approval, the parties entered into an amendment ("Amendment No. 1") to the Merger Agreement, dated January 22, 2007, which amends the Merger Agreement in the following two ways:

     o The termination fee payable by the Company on the occurrence of certain specified events, is reduced from $25 million to $22.5 million.

     o The period of time during which the Company's entry into a definitive agreement with respect to or consummation of an alternative acquisition proposal will trigger payment of the termination fee under certain circumstances, is reduced from 12 months to 9 months.

     The foregoing description of Amendment No.1 does not purport to be complete and is qualified in its entirety by reference to Amendment No.1, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference in its entirety.

   Item 8.01  Other Events

     Four purported class action lawsuits related to the Merger have been filed against the Company, each of the Company's directors and various other defendants, including Apollo Management VI, L.P. ("Apollo"), Parent, Merger Sub and George M. Sherman (the non-executive Chairman of Rexnord Corporation, a portfolio company affiliated with Apollo), in the Court of Chancery in the State of Delaware in and for New Castle County -- Usheroff v. Jacuzzi Brands, Inc., et al., C. A. No. 2473-N (filed Oct. 13, 2006), Ryan v. Victor, et al., C.A. No. 2477-N (filed Oct. 13, 2006), Rubenstein v. Marini, et al., C. A. No. 2485-N (filed Oct. 20, 2006) and Worcester Retirement System v. Jacuzzi Brands, Inc., et al., C.A. No. 2531-N (filed Nov. 8, 2006). On January 22, 2007, the Company and other defendants entered into a memorandum of understanding with the plaintiffs regarding the settlement of the lawsuits.

     In connection with the proposed settlement, the Company has agreed to make certain additional disclosures already reflected in the Definitive Proxy Statement filed with the SEC on January 5, 2007 and to amend the Merger Agreement as more fully described under Item 1.01 of this Current Report on Form 8-K.

     The memorandum of understanding contemplates that, subject to the completion of certain confirmatory discovery by plaintiffs' counsel, the parties will enter into a stipulation of settlement. The stipulation will provide that the settlement is subject to the consummation of the Merger and other customary conditions, including notice to class members and court approval. In the event that the parties enter into the stipulation of settlement, a hearing will be held at which the court will consider the fairness, reasonableness and adequacy of the settlement which, if approved by the court, will resolve all of the claims that were or could have been brought by class members relating to the Merger, the Merger Agreement and any disclosure (or lack thereof) made in connection therewith. In addition, in connection with the settlement, the parties contemplate that plaintiffs' counsel will petition the court for an award of attorneys' fees and expenses not to exceed $725,000. Any award of attorneys' fees to plaintiffs' counsel by the court in connection with the settlement will be paid by us. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation, in which event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

     On January 22, 2007, the Company issued a press release announcing the memorandum of understanding regarding the settlement of the lawsuits. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

   Item 9.01  Financial Statements and Exhibits


Exhibit Number             Description
--------------             -----------

2.1 Amendment No. 1 to the Agreement and Plan of Merger dated as of October 11, 2006 among Jacuzzi Brands, Inc., Jupiter Acquisition, LLC and Jupiter Merger Sub, Inc.

99.1                       Press Release, dated January 22, 2007, issued by the
                           Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       JACUZZI BRANDS, INC.



Date:  January 22, 2007                By:  /s/ Steven C. Barre
       ----------------------               ------------------------------------
                                            Name:  Steven C. Barre
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary